Exhibit 99.1

NEWS RELEASE

WP Glimcher Completes Sale of Two Non-Core Shopping Malls

COLUMBUS, OH – February 1, 2016 – WP Glimcher (NYSE: WPG), a premier retail real estate investment trust specializing in the ownership, management and development of shopping centers, today announced that it has completed the sale of Forest Mall in Fond Du Lac, Wisconsin and Northlake Mall in Atlanta, Georgia. The two non-core assets were unencumbered and sold for an aggregate purchase price of $30.0 million to private real estate investors.

WP Glimcher received approximately $10 million in cash at closing and provided $20 million in short-term seller financing. Secured by the two assets, the note bears interest at an annual rate of 6% and matures by year-end 2016 when factoring in available extensions. WP Glimcher will use proceeds from the transaction to reduce the balance outstanding on its credit facility.

“This transaction illustrates our commitment to delivering long-term value through active portfolio management,” stated Michael P. Glimcher, CEO of WP Glimcher. “While we are primarily focused on delivering growth across our core properties, we will continue to evaluate opportunities to enhance the overall quality of our platform through asset dispositions.”

Contact

Investors:

Lisa A. Indest, CAO & Senior VP, Finance, 614.887.5844 or lisa.indest@wpglimcher.com

Kimberly A. Green, Director of Investor Relations, 614.887.5647 or kim.green@wpglimcher.com

Media:

Karen L. Bailey, VP, Communications & Marketing, 614.887.5847 or karen.bailey@wpglimcher.com

About WP Glimcher

WP Glimcher Inc. is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties, including mixed-use, open-air and enclosed regional malls as well as community centers. The Company owns a material interest in and manages 119 shopping centers totaling more than 67 million square feet diversified by size, geography and tenancy. WP Glimcher combines a national real estate portfolio with an investment grade balance sheet, leveraging its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. Glimcher® is a registered trademark of the Company, and the trademark application for WP Glimcher is pending. Learn more at www.wpglimcher.com.

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of WP Glimcher Inc. (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, the company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: the ability to satisfy the conditions to transactions on the proposed terms and timeframe; the possibility that the transactions do not close when expected or at all; the ability to finance the transactions; the effect of the announcement of transaction(s) on the WPG’s relationships with their respective tenants, lenders or other business parties or on their operating results and businesses generally; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; risks related to the January 2015 merger with Glimcher Realty Trust (“Glimcher”), including the ability to fully and effectively integrate Registrants business with that of Glimcher; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties (including joint ventures); changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

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